NAI TECHNOLOGIES, INC.

                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 22, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert A. Carlson and Richard A. Schneider, and each other, proxies of the undersigned, with fully power of substitution, to vote all common stock of NAI Technologies, Inc., a New York corporation (the "Company"), the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at 200 Park Avenue, New York, New York 10166, on January 22, 1999 at 9:00 a.m. (local time), or any adjournment thereof, with all the powers the undersigned would have if personally present on the following matters:

     1. PROPOSAL TO APPROVE AND AUTHORIZE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

                   FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

     2. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and hereby revokes any Proxy or Proxies heretofore given. You may strike out the persons named as proxies and designate a person of your choice, and may send this Proxy directly to such person.

SIGNATURES___________________________________________________DATED:___________
______. 1998

NOTE: Please  complete,  date and sign  exactly  as you name  appears  hereon.
      When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.

            PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.